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                                                                   EXHIBIT 10.32


                     TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                           PHANTOM UNIT RETENTION PLAN

                          PHANTOM UNIT AWARD AGREEMENT


         THIS AGREEMENT is made as of the date set forth on the signature page hereof, between Texas Eastern Products Pipeline Company, a Delaware corporation ("TEPPCO"), and the undersigned Participant (the "participant"). Except as defined herein, capitalized terms shall have the same meaning ascribed to them under the Texas Eastern Products Pipeline Company Retention Compensation Plan, as from time to time amended (the "Plan").

         1. Purpose. This Phantom Unit Award Agreement (the "Agreement") is intended to evidence phantom units (each a "Phantom Unit" or "Phantom Units") and distribution equivalents (each a "Distribution Equivalent") awarded to the Participant under the Plan.

         2. Award. Subject to the terms and conditions of the Plan and this Agreement, TEPPCO hereby awards the Participant the number of Phantom Units set forth in the related Phantom Unit Award Certificate (the "Certificate"), subject to the conditions set forth in the Certificates.

         3. Establishment of Phantom Unit Account. TEPPCO shall establish and maintain an appropriate record (the "Phantom Unit Account") which shall from time to time reflect the number of Phantom Units credited to Participant's Account and the number redeemed for cash.

         4. Adjustment in Phantom Units and Distribution Equivalents. In the event that the number or kind of Limited Partnership Units shall be changed as a result of a recapitalization, restructure or other such similar event, the number of Phantom Units and Distribution Equivalents which have been awarded to each Participant and the number of Phantom Units credited to each such Participant's Phantom Unit Account under this Agreement, which have not been redeemed, shall be appropriately adjusted, as determined by the Committee, to reflect such change.

         5. Distribution Equivalents. As soon as possible after each quarterly distribution date, TEPPCO shall pay to the Participant if he or she is then an Eligible Employee, or if he or she has terminated such employment under circumstances which avoid the forfeiture of all or a portion of his or her Phantom Units as provided in Section 6 hereof, a cash payment equal to the product of:

                                    (a) the total number of Phantom Units
                           awarded to the Participant, reduce by the number of Phantom Units redeemed as of the appropriate distribution record date, multiplied by

                                    (b) the distribution paid with respect to a
                           Limited Partnership Unit for such quarter.



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         6. Crediting and Redemption of Phantom Units.

                  (a) Except as otherwise provided in this section 6, as of the crediting date set forth in the Certificate (the "Vesting Date"), Participant shall be credited with such portion of the total Phantom Units awarded to the Participant as set forth in the Certificate. Such Phantom Units shall be credited to the Participant's Phantom Unit Account and shall become vested and nonforfeitable.

                  (b) Subject to such terms and conditions as may be established by the Committee pursuant to the Plan, on or after any Vesting Date, the Participant may request redemption of the amount of any or all of the Phantom Units credited to his Phantom Unit Account by filing a written request in such form as the Committee may prescribe for such purpose.

                  (c) If the Participant's employment with TEPPCO is terminated, any unredeemed Phantom Units credited to the Participant's Phantom Unit Account shall be redeemed as of the date of such termination of employment.

                  (d) If Participant's employment is terminated due to disability or death (collectively, "Severance"), any unredeemed Phantom Units that are credited to a Participant's Phantom Unit Account at the time of such Severance and any Phantom Units that have been awarded, but not credited, to a Participant's Phantom Unit Account at such time of any such Severance shall be immediately credited to Participant and shall be redeemed as of the date of such Severance.

                  (e) Phantom Units will be redeemed in the form of cash payment by TEPPCO. The cash value of each Phantom Unit will be based on the Market Value of a Limited Partnership Unit as of the close of business on the date of redemption or on the last preceding date on which Market Value can be determined. Cash payments shall be made no later than 15 business days following the redemption date.

                  (f) Except as provided in Section 6(d) above, any Phantom Units which have not been credited to a Participant's Phantom Unit Account as of the date the Participant terminates his or her employment for any reason and ceases to be an Eligible Employee shall be forfeited as of the date of such termination of employment.

                  (g) Notwithstanding anything to the contrary herein, the Committee, in its sole and absolute discretion, may accelerate the crediting of Phantom Units to a Participant's Phantom Unit Account and/or the redemption of Phantom Units from any Participant in the event of circumstances of unusual financial hardship to such Participant.

         7. Distributions on Account of Death. Distribution of cash for Phantom Units redeemed upon the death of a Participant shall be made to the Participant's surviving spouse, or if no surviving spouse exists, to the estate or legal representative of the Participant.




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         8. Withholding of Taxes. TEPPCO shall deduct from the amount of all benefits paid under this Agreement any taxes required to be withheld by the Federal or any state or local government.

         9. Limitation of Rights. Nothing in this Agreement, the Phantom Unit Award Certificate or the Plan shall be construed to:

                                    (a) give the Participant any right to be
                           awarded any Phantom Units or Distribution Equivalents other than in the sole discretion of the Committee;

                                    (b) give the Participant any right to have
                           his or her Phantom Unit Account credited with any Phantom Units other than in the sole discretion of the Committee;

                                    (c) give the Participant any rights
                           whatsoever with respect to Limited Partnership Units; or

                                    (d) give the Participant or any other person
                           any interest in any fund or in any specified asset or assets of TEPPCO.

         10. Non-Alienation of Benefits. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge, the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder of if any creditor shall attempt to subject the same to writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

         11. Prerequisites to Benefits. No Participant, or any person claiming through a Participant, shall have any right or interest in the amounts represented by the Units or Distribution Equivalents awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

         12. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Participant, TEPPCO and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.



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         13. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Texas and, where applicable, the laws of the United States.

         14. Interpretation. Any discrepancies or conflicts between or among the Plan; the Phantom Unit Award Certificate or this Agreement, shall be resolved in favor of the Phantom Unit Award Certificate; this Agreement; and the Plan in that order.

         15. No Employment Obligation. The granting of the award of Phantom Units pursuant to this Agreement shall not constitute an employment contract, express or implied, nor impose upon TEPPCO or any affiliate of TEPPCO any obligation to employ or continue to employ Participant. The right of TEPPCO or any affiliate of TEPPCO to terminate the employment of Participant shall not be diminished or affected by reason of the fact that the award has been granted to him.

         16. Forfeiture. Notwithstanding any other provisions of this Agreement, if the Committee finds by a majority vote after full consideration of the facts that Participant (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by TEPPCO or an affiliate of TEPPCO, which conduct damaged TEPPCO or affiliate of TEPPCO, or disclosed trade secrets of TEPPCO or an affiliate of TEPPCO; or (b) participated, engaged in or had a material, financial or other interest, whether as an executive, officer, director, consultant, contractor, unitholder, owner, or otherwise, in any commercial endeavor which is competitive with the business of the TEPPCO or an affiliate of TEPPCO without the written consent of TEPPCO or the affiliate of TEPPCO, the Participant shall forfeit all existing unredeemed Phantom Units whether credited or not. Clause (b) shall not be deemed to have been violated solely by reason of Participant's ownership of units or securities of any publicly owned entity, if that ownership does not result in effective control of the entity.

                  The decision of the Committee as to the cause of Participant's discharge, the damage done to TEPPCO or an affiliate of TEPPCO, and the extent of Participant's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of Participant by TEPPCO or an affiliate of TEPPCO in any manner.





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         This agreement is executed and delivered, in duplication, pursuant to the Plan, the provisions of which are incorporated herein by reference.

                                   TEXAS EASTERN PRODUCTS PIPELINE COMPANY

                                        W. L. THACKER
                                   ------------------



ATTEST:


     JAMES C. RUTH
------------------
Secretary


                                                       , Participant
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                                   Address


                                   City, State, Zip Code



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